Page 1 of 60 Pages.

                                                     Exhibit Index is on page 6.

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant of Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 14, 1996



                            SYQUEST TECHNOLOGY, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                      0-19674                 94-2793941
          --------                      -------                 ----------
  (State or Other Jurisdiction   (Commission File Number)      IRS Employer
      of Incorporation)                                      Identification No.)


                47071 Bayside Parkway, Fremont, California 94538
                ------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (510) 226-4000
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


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

Item 5.  Other Events

         On June 14, 1996, Registrant issued 20,000 shares of its 7% Cumulative Convertible Preferred Stock, $1.00 par value (the "Preferred Stock"), at a price f $1,000 per share. The aggregate proceeds (after payment of finders' fees but before payment of legal expenses and other costs incurred in the placement) to the Company were approximately $19,000,000.

         As described in greater detail below, the Preferred Stock is convertible into the Common Stock of Registrant. The holders of the Preferred Stock were granted registration rights for the resale of the underlying shares of Common Stock.

         Of the $20,000,000 in gross sales proceeds, $15,000,000 were placed in an escrow account at First Union National Bank. The terms of the Escrow
Agreement provide that the monies in the escrow account may be used by Registrant solely for Registrant's operating expenses (including payments for goods delivered, services rendered and payroll) incurred after June 7, 1996. In order to withdraw monies from the escrow account Registrant's Chief Executive Officer or Chief Financial Officer must request the withdrawal and certify as to the use of the proceeds. The escrow account shall terminate upon the earlier of the withdrawal of all of the monies in the account or upon agreement between Registrant and the holders of the Preferred Stock.


         The rights, preferences and privileges of the Preferred Stock are set forth in a Certificate of Designations, Preferences and Rights as filed with the Delaware Secretary of State and are summarized below:


         Dividends. 7% cumulative payable quarterly in cash (or, at Registrant's option, stock, except when the number of shares to be issued would cause the holders of the Preferred Stock to beneficially own a number of shares of Common Stock in excess of certain numeric limits).


         Conversion. Convertible into Common Stock commencing August 28, 1996 or the date when the registration statement registering the Common Stock for resale is declared effective, whichever is earlier, at a conversion price which is the lesser of $11 or 77% of the average market price of the Common Stock on the five trading days prior to the conversion. The Preferred Stock cannot be converted if the converting holder and its respective affiliates would beneficially own more than 4.9% of Registrant's Common Stock at the time of conversion (excluding from the calculation shares of Common Stock issuable upon conversion of the Preferred Stock). If a registration statement registering the resale of the Common Stock is not effective by September 3, 1996, the 23% discount increases (and therefore the 77% factor decreases) at the rate of three percentage points per month of delay.


         If the Common Stock is trading below $5 when the Preferred Stock converts, Registrant can redeem that Preferred at 130% of the original purchase price, except that the redemption price is reduced to 110% of the original purchase price to the extent that the original purchase price of the amount of Preferred Stock being redeemed (plus one half the amount previously converted by the holders) exceeds $10 million.


         Registrant can force conversion after one year after the registration statement becomes effective, so long as the Common Stock is still listed on the Nasdaq Electronic Bulletin Board, Small Cap or



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


National Market, and subject to the 4.9% limit on the Preferred holders beneficially owning shares of the Common.


         Merger. The holders of Preferred Stock are entitled to receive its share of merger consideration if Registrant merges, on an as converted basis. Registrant must give 75 days notice of merger or reclassification.


         Nonvoting. The Preferred Stock is nonvoting, except as required by law.


         Redemption. Registrant must redeem (at 100% of original purchase price) all Preferred remaining outstanding on May 31, 1999 with cash or (at Registrant's option) Common Stock. If Common Stock is to be issued the redemption would be based on the market price of the Common Stock for the five trading days before May 31, 1999. Registrant must redeem the Preferred Stock at 130% of original purchase price if the Common Stock is not listed on Nasdaq National Market, Small Cap or Electronic Bulletin Board (or NYSE or AMEX). Registrant may redeem any or all Preferred Stock at 130% of the original purchase price with 20 days prior notice if the average market price of the Common Stock for five trading days is less than $14. Registrant may redeem any or all Preferred Stock if the market price for the last five trading days is above $14 for that market price multiplied by the number of shares of the Common Stock into which the Preferred Stock being redeemed is then convertible.
Example: To redeem $1,000,000 worth of Preferred Stock when the market price is at $20, Registrant would have to pay $1,818,181.80 plus unpaid dividends ($1,000,000 divided by the maximum conversion price of $11 times $20).


         Under no circumstance may more than 2,291,891 shares of Common Stock be issued on conversion of the Preferred Stock or for dividends, unless Registrant's stockholders vote to increase that number and that vote does not violate the Nasdaq National Market rule concerning below market value financings. If the Preferred holders attempt a conversion which would exceed the limit, Registrant must redeem all Preferred Stock remaining at 130% of original purchase price (110% to the extent more than half of all of the Preferred Stock is redeemed under this provision).


         Liquidation Preference. In liquidation, the holders of the Preferred Stock receive original purchase price, plus dividends, before the holders of Common Stock receive any cash or assets on liquidation.


         Other Preferred. Registrant can issue preferred to others with equal or inferior liquidation preference.


         Vote to Amend Preferred. Holders of two-thirds of the outstanding shares of Preferred Stock must approve any amendment.


Item 7.  Financial Statements, Proforma Financial Information and Exhibits


(c)   Exhibits


      3.1 Restated Certificate of Incorporation of Registrant.

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


      3.2 Corrected Certificate of Designations, Preferences and Rights of 7% Cumulative Convertible Preferred Stock, Series 1.


      10.1 Securities Purchase Agreement, dated as of May 31, 1996, by and among Registrant and holders of the Preferred Stock.


      10.2 Registration Rights Agreement, dated as of May 31, 1996, by and among Registrant and holders of the Preferred Stock.


      10.3 Escrow Agreement, dated as of June 7, 1996, by and among Registrant, holders of Preferred Stock and ODTAA, Inc.

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

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATE:  June 26, 1996                      SYQUEST TECHNOLOGY, INC.
                                                (Registrant)



                                          By: /s/ Edwin L. Harper
                                              ------------------------------
                                                  Edwin L. Harper, President and
                                                  Chief Executive Officer




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


                                  EXHIBIT INDEX




                                                      Sequential
            Exhibit Number                            Page Number
            --------------                            -----------

                  3.1                                      7

                  3.2                                      11

                  10.1                                     25

                  10.2                                     39

                  10.3                                     55






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